UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 28, 2008

ENERGIZER HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

MISSOURI	1-15401	No. 43-1863181
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

533 MARYVILLE UNIVERSITY DRIVE, ST. LOUIS, MO     63141

(Address of Principal Executive Offices)                         (Zip Code)

(314) 985-2000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(i)           On January 28, 2008, the Nominating and Executive Compensation Committee (the “Committee”) of the Board of Directors of the Company met and considered compensation issues with respect to the Executive Officers and other key employees.  At that meeting, the Committee approved the annual renewal, as well as the amendment, of Change of Control Employment Agreements between the Company and each of the Executive Officers, all of whom are listed at the end of Exhibit 10(i). The form of the amended Change of Control Employment Agreements applicable to each of the Executive Officers is attached to this filing as Exhibit 10(i), and a summary of the key terms of the agreements, as amended, follows:

Term of Agreements

•	The Agreements continue for an initial term of 3 years, and automatically extend every year for an additional year, subject to a 90-day notice of termination.

•
The protections of the Agreements extend to any termination of the executive’s employment with Energizer prior to a Change of Control at the request of an Acquirer or otherwise in connection with or in anticipation of a Change of Control.

Benefits following a Change of Control

Under the Agreements, upon a Change of Control, the executive, even if not terminated, will receive a pro rata annual bonus (equal to the greater of either target bonus for the year in which the Change of Control occurred, or the actual bonus for the preceding year) for the portion of the year occurring prior to the Change of Control.

If at any time within three years following a Change of Control the executive’s employment with Energizer is terminated by either the executive for Good Reason or by the Acquirer for any reason other than Cause, death or Disability, the Agreements provide for the following additional benefits:

•
All unvested equity awards, including performance awards, that have been granted to the executive will immediately accelerate and vest in the manner and to the extent such awards would vest under the terms of the individual award agreements with respect to each of those equity awards as if a change of control, as defined in those individual award agreements, had occurred, even if the definition of a change of control in those award agreements differs from the definition of Change of Control set forth in the Agreements.

•	Accrued and unpaid salary, pro rata bonus, deferred compensation and accrued and unpaid vacation pay through the date of termination.

•
A lump-sum payment equal to three times the executive’s then-current base salary and severance bonus (which is defined as the executive’s most recent five-year actual bonus percentages multiplied by the greater of base salary at either termination or Change of Control.)

•
The executive’s medical, vision and dental benefits shall be provided for 3 years following termination of employment. Executives also continue disability, life and long-term disability coverages, and other welfare benefit plan protections for the protected 3 year period. The cost of such coverage, less the portion of the cost that the executive is required to pay for such benefits pursuant to the Company’s plan or program, will be included in the executive’s taxable income. The Company will also pay Executive an amount equal to any federal, state and local taxes due on such taxable income such that Executive will be in tax-equivalent position after such payments to what Executive would have been in had Executive paid the full cost of the coverage. Age and years of service requirements for retiree eligibility for health and dental plan participation will be waived upon a Change of Control.

•
To the extent not otherwise vested, the executive shall be deemed fully vested in any retirement plans or other written agreements relating to pay or other benefits upon retirement, and for purposes of such plans the executive’s age and years of service are increased by 36 months.

In consideration of the benefits provided under the Agreements, the executives covenant not to compete with the Company for a period of two years following termination, and not to solicit the employment of other employees of the Company for that period, or to use confidential information of the Company obtained during the course of their employment.

Definitions of Good Reason, Change of Control, Cause and Disability

•
“Good Reason” means any of the following: assignment of duties inconsistent with executive’s status prior to the Change; reduction in the executive’s annual salary; the failure of the Acquirer to pay any bonus award to which the executive was otherwise entitled, or to offer the executive incentive compensation, stock options or other benefits or perquisites which are offered to similarly situated executives of the Acquirer; relocation of the executive’s primary office to a location greater than 50 miles from his or her existing office; any attempt by Acquirer to terminate the executive’s employment in a manner other than as expressly permitted by the Agreement; or the failure by Acquirer to expressly assume Energizer’s obligations under the Agreement.

•
“Change of Control” will be deemed to occur if (1) a person acquires more than 20% of the outstanding Energizer Stock, (2) the initial Energizer Board, or their recommended successors, fail to constitute a majority of the Board, (3) the shareholders of the Company approve a merger, consolidation, sale or other disposition of all or substantially all of the assets of the Company, unless following the transaction which is so approved, the shareholders of the Company still constitute at least 50% of the shareholders of the new corporation that resulted from the transaction, and members of the Company’s board at the time of shareholder approval constitute at least a majority of the board of the new corporation.

•	“Cause” means willful breach or failure by the executive to perform his employment duties.

•
“Disability” means illness, injury or similar incapacity of the executive which 52 weeks after its commencement, continues to render the executive unable to perform the material and substantial duties of the executive’s position or any substantially similar occupation or substantially similar employment for which the executive is qualified or may reasonably become qualified.

Gross-Up Provision.

•
In the event that it is determined that a “golden parachute” excise tax is due under the Internal Revenue Code, the executive will receive a gross-up payment as reimbursement for such excise tax payments, as well as the additional excise and income taxes on such reimbursement; however, if the total value of benefits payable to the executive is within 10% of the threshold for federal excise tax payments, total benefits will be reduced to the point that that threshold is not met.

(ii)           At its meeting on January 28, 2008, the Committee also agreed to continue Company reimbursement of the commuting expenses of Mr. David Hatfield, President and Chief Executive Officer of our Energizer Personal Care division. Mr. Hatfield’s home is in St. Louis, but the division is headquartered in Connecticut. Specifically, the Committee agreed to reimburse him for lodging and meals, car rental expenses in Connecticut, and non-business related travel between St. Louis and Connecticut, as well as for federal and state income taxes related to such reimbursement, including taxes on such reimbursement. The Committee also agreed to review the arrangement on an annual basis.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.
By:
Daniel J. Sescleifer
Executive Vice President and Chief Financial Officer

Dated: January 29, 2008

EXHIBIT INDEX

Exhibit No.

10.1           Form of Change of Control Employment Agreements between the Company and each of the Executive Officers, as amended effective as of January 28, 2008.*

*Denotes a management contract or compensatory plan or arrangement.